EXHIBIT 99.1

Dynamics Research Corporation Hosts Investor and Analyst Day

ANDOVER, Mass., May 16, 2005 /PRNewswire-FirstCall via COMTEX/ — Dynamics Research Corporation (Nasdaq: DRCO) today announced that the company will hold an Investor and Analyst Day on Thursday, May 19, 2005 at its headquarters located in Andover, Massachusetts. The program will be chaired by James P. Regan, DRC’s chairman and chief executive officer. Three panels comprised of DRC executives will discuss the company’s focus on: growth strategy and execution, business solutions, and financial performance and outlook.

There will be a live Web cast of this event from 9:00 a.m. ET to 1:00 p.m. ET available through the Investor Relations section of DRC’s website located at http://www.drc.com.

About Dynamics Research Corporation

Dynamics Research Corporation is an innovative solutions provider that partners with its customers to apply proven processes and technologies. For 50 years, DRC has delivered technical and information technology services that enhance the performance and cost effectiveness of its customers’ mission critical systems. For additional information about DRC please visit the website at http://www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s most recent filings with the SEC. The company assumes no obligation to update any forward-looking information.

CONTACT: Elise Caffrey, Vice President & Treasurer

(978) 475-9090, Ext. 1309 ecaffrey@drc.com

SOURCE Dynamics Research Corporation